Exhibit 99.2

LMP Automotive Holdings, Inc. Announces EXPANSION TO NEW CORPORATE AND TECHNOLOGY HEADQUARTERS BY LEASING PREVIOUS JETSMARTER OFFICE SPACE LOCATED AT 500 EAST BROWARD BLVD., FORT LAUDERDALE, FLORIDA

September 15, 2020

●	Turn key, full floor, secure, fully furnished, corporate and data center space equipped with redundant high-speed fiber optic cable to support our e-commerce and technology operations and development;

●	Conveintly located in the prestigious Las Olas area a few blocks from AutoNation’s Headquarters;

●	Full operational deployment this month housing executive, mobile app. and e-commerce support and development, procurement, logistics and fulfillment operations, in addition to M&A, automotive and finance operations.

PLANTATION, FL / GLOBE NEWSWIRE /September 15, 2020/ LMP Automotive Holdings, Inc. (NASDAQ:LMPX) (the "Company" or “LMP”), an e-commerce and facilities-based platform for consumers who desire to buy, sell, subscribe for or finance pre-owned and new automobiles, today announced its expansion to a new corporate and technology headquarters by leasing jetsmarters previous office space located at 500 East Broward Blvd. in Fort Lauderdale, Florida.

Richard Aldahan, LMP’s Chief Operating Officer stated,

“This is perfect timing given our recently announced rapid growth and acquisitions. This space provides a cost-effective and seamless expansion to support customer service, quality assurance, logistics and fulfillment, e-commerce, sales and distribution. As we previously announced, we expect to have over 4,000 vehicles exposed and available on our online platform for our customers in 2021 as we begin to integrate and add to inventories shortly after closing our acquisitions that are currently under contract.”

Sam Tawfik, the Company's Chairman and Chief Executive Officer stated,

“This is the most modern technology centric space that we have seen in Fort Lauderdale and, as Richard has stated, “perfect timing” as we intend to launch our mobile subscriptions app. shortly, followed by our mobile sales app. in addition to adding senior management to support LMP’s growth and aggressive acquisition and integration plan.”

About LMP Automotive Holdings, Inc. – “Buy, Subscribe, Sell and Repeat.”

LMP Automotive Holdings, Inc. (NASDAQ: LMPX) describes its business model as “Buy, Subscribe, Sell and Repeat.” This means that we “Buy” pre-owned automobiles primarily through auctions or directly from other automobile dealers, and new automobiles from manufacturers and manufacturer distributors at fleet rates. We “Subscribe” to our customers by allowing them to enter into our subscription plan for automobiles in which customers have use of an automobile. Our subscription plans offer the flexibility to upgrade your vehicle to a more premium model or downgrade for a lesser cost model when you like. We “Sell” our inventory, including automobiles previously included in our subscription programs, to customers as well, and then we “Repeat” the whole process.

Media Contact:

John Mattio

President and Founder

Lamnia International

(203) 885-1058

jmattio@lamniacom.com

For more information visit: https://lmpmotors.com/.

FORWARD-LOOKING STATEMENTS:

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Such statements include, but are not limited to, any statements relating to our expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. These statements may be preceded by, followed by or include the words “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “likely,” “outlook,” “plan,” “potential,” “project,” “projection,” “seek,” “can,” “could,” “may,” “should,” “would,” will,” the negatives thereof and other words and terms of similar meanings. Forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock value. Factors that could cause actual results to differ materially from those currently anticipated include: our dependence upon external sources for the financing of our operations; our ability to effectively executive our business plan; our ability to maintain and grow our reputation and to achieve and maintain the market acceptance of our services and platform; our ability to manage the growth of our operations over time; our ability to maintain adequate protection of our intellectual property and to avoid violation of the intellectual property rights of others; our ability to maintain relationships with existing customers and automobile suppliers, and develop relationships; and our ability to compete and succeed in a highly competitive and evolving industry; as well as other risks described in our SEC filings. There is no assurance that any forward-looking statements will materialize. You are cautioned not to place undue reliance on forward-looking statements, which reflect expectations only as of this date. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

SOURCE: LMP Automotive Holdings, Inc.